UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 17, 2015

FEDERAL HOME LOAN BANK OF DES MOINES

(Exact Name of Registrant as Specified in Charter)

Federally chartered corporation	000-51999	42-6000149
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Skywalk Level, 801 Walnut Street – Suite 200

Des Moines, Iowa, 50309

(Address of principal executive offices, including zip code)

515-281-1000

Registrant’s telephone number, including area code:

Not Applicable

(Former Name or Former Address, if Changed Since Last Report):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On February 17, 2015, following approval by the Governance and Compensation Committee, the Audit and Compliance Committee, and the Board of Directors of the Federal Home Loan Bank of Seattle (the “Seattle Bank”), the Seattle Bank provided for the acceleration of payment of certain incentive award amounts earned in 2013 and 2014 (the “Incentive Acceleration”) under the Seattle Bank’s Executive Incentive Compensation Plans (“EICPs”), in connection with the proposed merger (the “Merger”) of the Seattle Bank with and into the Federal Home Loan Bank of Des Moines (the “Des Moines Bank,” and post-Merger with the Seattle Bank, the “Continuing Bank”).

As originally implemented, 50% of the incentive award amounts earned by participants under the EICPs for 2013 and 2014 based on achievement of corporate performance goals were or are payable in the calendar year immediately following the applicable plan year. The remaining 50% of such amounts may be paid in equal installments over the following three years, provided that the quarterly average of the Seattle Bank’s Economic Value of Capital Stock (as such term is understood in the applicable EICP) in the calendar year prior to the applicable installment payment remained at or above 100%.

In connection with the Incentive Acceleration, the deferred incentive award amounts earned in 2013 and 2014 and not yet paid will be payable to the eligible EICP participants immediately prior to the completion of the Merger, with the exception of Mr. Wilson. In connection with the Merger, Mr. Wilson is expected to continue employment with the Continuing Bank as its President, and his deferred amounts under the EICPs for 2013 and 2014 will be payable to him in accordance with the original payment schedule and terms of the applicable EICP. The Incentive Acceleration is subject to non-objection of the Federal Housing Finance Agency.

In connection with the Incentive Acceleration, the Des Moines Bank has provided the required consent under the Agreement and Plan of Merger between the Seattle Bank and the Des Moines Bank, dated as of September 25, 2014, regarding the Merger. Although payment of the earned incentive award amounts was deferred under the EICPs for 2013 and 2014, such deferred amounts have all been previously accrued by the Seattle Bank for financial accounting purposes; accordingly, the Incentive Acceleration is not expected to have any additional accounting effects to either the Seattle Bank or the Continuing Bank.

The “Change in Control Payments for the Seattle Bank Executive Officers” table (and related footnotes) set forth on page 78 of the Joint Merger Disclosure Statement, dated January 12, 2015, which document was distributed by each of the Seattle Bank and the Des Moines Bank (the “Disclosure Statement”) and included as Exhibit 99.1 to the Current Report on Form 8-K filed by the Seattle Bank on January 12, 2015, with the Securities and Exchange Commission, is hereby revised and supplemented as set forth below to include the deferred incentive award amounts that are expected to be payable to the executive officers of the Seattle Bank under the 2013 and 2014 EICPs immediately prior to the completion of the Merger. The table below should be read in conjunction with the narrative description of the change in control arrangements for the Seattle Bank’s executive officers set forth in the Disclosure Statement and the assumptions set forth therein. In addition, Mr. Wilson will not be eligible to receive accelerated payment of any 2013 and 2014 EICP incentive award amounts in connection with the Incentive Acceleration immediately prior to the completion of the Merger.

Change in Control Payments for the Seattle Bank Executive Officers

Executive Officer	Cash Severance(1) ($)	Pension Payment(2) ($)	Medical Premium Payment(3) ($)	EICP Bonus Payment(4) ($)	Total ($)
Michael L. Wilson President and Chief Executive Officer	$2,530,472	$677,153	$40,928	$—	$3,248,553
Vincent L. Beatty Senior Vice President, Chief Financial Officer	877,626	591,533	58,044	165,205	1,692,408
Mike E. Brandeberry Senior Vice President, Chief Counsel, and Corporate Secretary	791,438	208,000	37,940	150,698	1,188,076
Christina J. Gehrke Senior Vice President, Chief Accounting and Administrative Officer	782,350	486,531	52,744	149,327	1,470,952
Lisa A. Grove Senior Vice President, Chief Audit Executive	558,712	109,454	52,744	135,713	856,623
Darren R. Hamby Senior Vice President, Chief Human Resources Officer	553,176	93,331	18,818	103,846	769,171
Michael R. Oberholtzer Senior Vice President, Chief Business Technology Officer	665,000	168,000	58,044	122,999	1,014,043
Glen D. Simecek Senior Vice President, Chief Business Officer	633,800	101,985	40,928	118,388	895,101
John F. Stewart Senior Vice President, Chief Risk Officer	786,312	155,000	40,928	150,149	1,132,389

(1)	Represents the sum for each executive officer of the following amounts:

•	two times, and with respect to Mr. Wilson 2.99 times, the sum of (x) base salary and (y) target incentive bonus (based on 2015 base salary and 2015 incentive bonus opportunity effective as of January 1, 2015); and

•	$15,000 for outplacement services.

(2)	Amount is payable based on additional credited pension service for the executive officer as described above. (This amount is in addition to such other amounts the executive officer may be entitled to under the terms of the defined benefit pension plan(s) in which he or she participates.)
(3)	Amount is equal to approximately 18 months of continued health care premiums for the executive officer and his or her eligible dependents, including a related tax gross up.
(4)	Represents the earned, but deferred, incentive award amounts under the EICPs for 2013 and 2014 that are expected to be paid to the executive officer immediately prior to the completion of the Merger. Mr. Wilson will be eligible to receive payment of such amounts in accordance with the original payment schedule and terms for such amounts under the applicable EICP and, accordingly, no amount is shown for him in the table.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including those with regard to activities relating to and anticipated benefits of a potential merger between the Federal Home Loan Bank of Seattle and the Federal Home Loan Bank of Des Moines. These statements may be identified by the use of forward-looking terminology, such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plan,” “could,” “should,” “would,” “may,” and “will,” or their negatives, or other variations on these terms. Forward-looking statements are subject to known and unknown risks and uncertainties, some of which may be material. Actual actions, transactions, and performance, including those relating to the completion of the proposed merger, management of the continuing bank following the merger, and the acceleration and payment of certain incentive award amounts may differ materially from that expected or implied in forward-looking statements because of many factors. Such factors may include, but are not limited to, the continued ability or desire of the parties to pursue a merger; the ability of the parties to obtain the required approvals relating to the merger or the incentive award payments (including from the banks’ members and applicable regulatory agencies) and to complete the merger; the ability of the parties to complete a transaction pursuant to the terms of the merger agreement; the ability to realize the expected benefits and efficiencies of a merger; the ability of the continuing bank to meet applicable financial metrics, including those relating to incentive awards; potential costs, liabilities and delays; the outcome of any legal proceedings related to the proposed merger; the occurrence of any event, change, or other circumstance that could give rise to the termination of the merger agreement or changes to incentive award payments; the reaction of the members of the banks to the proposed merger; general economic and financial market conditions; and other internal and external factors that may affect the ability to complete or the reasons for the merger. Additional factors are discussed in the banks’ most recent annual reports on Form 10-K, subsequent quarterly reports on Form 10-Q, and other filings made with the Securities and Exchange Commission. The banks do not undertake to update any forward-looking statements made in this report.

Members of both banks have been provided the Joint Merger Disclosure Statement and other materials in connection with the anticipated member ratification of the merger agreement relating to the proposed merger and are urged to carefully read the disclosures therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Des Moines

Date: February 17, 2015	/s/ Richard S. Swanson
Richard S. Swanson President and Chief Executive Officer